UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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TPG Specialty Lending, Inc.

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TPG Specialty Lending, Inc.
301 Commerce Street, Suite 3300
Fort Worth, TX  76102

NOTICE OF WRITTEN CONSENT

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

To our Stockholders:

This notice of written consent and accompanying information statement are being furnished to the holders of the common stock, par value $0.01 per share (the “Common Stock”), of TPG Specialty Lending, Inc., which we refer to as the “Company”. The Company and its investment adviser, TSL Advisers, LLC (the “Adviser”) entered into an Investment Advisory and Management Agreement on April 15, 2011 (the “Current Advisory Agreement”), pursuant to which the Adviser agreed to provide investment advisory services to the Company. The Company and the Adviser have agreed to amend the Current Advisory Agreement in order to revise the base against which the “hurdle rate” is measured when calculating the Adviser’s entitlement to receive its incentive fee based on net investment income.  A copy of the Amended and Restated Investment Advisory and Management Agreement, dated as of December 12, 2011 (the “Amended Advisory Agreement”), is attached as Annex A to the accompanying information statement and is marked to show changes to the Current Advisory Agreement.

The Amended Advisory Agreement has been approved by the Company’s board of directors, including a majority of the independent directors, and holders of the majority of the Company’s outstanding Common Stock.  No further action by any other stockholder is required to approve the Amended Advisory Agreement and the Company has not and will not be soliciting your approval of the Amended Advisory Agreement and does not intend to call a stockholders meeting for purposes of voting on the approval of the Amended Advisory Agreement.  This notice and the accompanying information statement shall constitute notice to you from the Company of the action by written consent contemplated by Section 228 of the Delaware General Corporation Law.  We urge you to read the entire information statement carefully.

By Order of the Board of Directors of the Company.

/s/ Ronald Cami
Ronald Cami Vice President

Important Notice Regarding the Availability of Information Statement
This information statement is available at https://materials.proxyvote.com/Approved/TPGCAP.

This information statement is dated December 23, 2011 and is first being mailed to stockholders on or about December 29, 2011.

TPG Specialty Lending, Inc.
301 Commerce Street, Suite 3300
Fort Worth, TX  76102

INFORMATION STATEMENT

We are furnishing this information statement to the holders of the common stock, par value $0.01 per share (the “Common Stock”), of TPG Specialty Lending, Inc., which we refer to as the “Company.” The Company and its investment adviser, TSL Advisers, LLC (the “Adviser”) entered into an Investment Advisory and Management Agreement on April 15, 2011 (the “Current Advisory Agreement”), pursuant to which the Adviser agreed to provide investment advisory services to the Company. The Company and the Adviser have agreed to amend the Current Advisory Agreement in order to revise the base against which the “hurdle rate” is measured when calculating the Adviser’s entitlement to receive the incentive fee based on net investment income.  A copy of the Amended and Restated Investment Advisory and Management Agreement, dated as of December 12, 2011 (the “Amended Advisory Agreement”), is attached as Annex A to this information statement and is marked to show changes to the Current Advisory Agreement.

The Amended Advisory Agreement has been approved by the Company’s board of directors (the “Board of Directors”) and holders of the majority of the Company’s outstanding Common Stock.

No further action by any other stockholder is required to approve the Amended Advisory Agreement and the Company has not and will not be soliciting your approval of the Amended Advisory Agreement and does not intend to call a stockholders meeting for purposes of voting on the approval of the Amended Advisory Agreement.

THE AMENDED ADVISORY AGREEMENT

Terms of the Current Advisory Agreement

The Adviser currently provides investment advisory services to the Company pursuant to the Current Advisory Agreement.  Under the terms of the Current Advisory Agreement, the Company pays the Adviser a base management fee and also an incentive fee, which consists of two components.  The first component of the incentive fee is based on the Company’s pre-incentive fee net investment income (the “Income Incentive Fee”), and the second component is based on the Company’s capital gains.

The Current Advisory Agreement provides that the Income Incentive Fee will be payable at the end of each quarter in arrears, and will equal 100% of the excess (if any) of pre-incentive fee net investment income (as defined below) over a 1.5% quarterly (6% annualized) hurdle rate, until the Adviser has received 17.5% (or, prior to any initial public offering of the Common Stock (“IPO”), 15%) of the total pre-incentive fee net investment for that quarter, and 17.5% (or, prior to any IPO, 15%) of all remaining pre-incentive fee net investment income for the quarter.  “Pre-incentive fee net investment income” is defined as dividends (whether or not reinvested), interest and fee income less operating expenses.  No Income Incentive fee will be payable to the Adviser for any given calendar quarter unless pre-incentive fee net investment income exceeds the hurdle rate.  Under the Current Advisory Agreement, the hurdle rate is calculated as 1.5% of the value of the Company’s net assets as of the last day of the immediately preceding calendar quarter.

Terms of the Amended Advisory Agreement

The Company and the Adviser have agreed to amend the Current Advisory Agreement in order to revise the base against which the hurdle rate is measured when calculating the Adviser’s entitlement to receive the Income Incentive Fee.

Under the terms of the Amended Advisory Agreement, the hurdle rate will continue to be calculated at a rate of 1.5%.  However, rather than being calculated as a percentage of the Company’s net assets as of the last day of the immediately preceding calendar quarter, the hurdle rate will instead be calculated as 1.5% of the average daily “Hurdle Calculation Value” throughout such calendar quarter.  “Hurdle Calculation Value” means, on any given day, the sum of (x) the value of the Company’s net assets as of the end of the calendar quarter immediately preceding such day plus (y) the aggregate amount of capital drawn from investors (or reinvested in the Company pursuant to the Company’s dividend reinvestment plan) from the beginning of the quarter to which the amount relates to such day minus (z) the aggregate amount of distributions (including share repurchases) made by the Company from the beginning of the quarter to which the amount relates to such day (but only to the extent such distributions were not declared and accounted for on the books and records of the Company in a previous quarter).  Upon effectiveness of the Amended Advisory Agreement, this method of calculating the hurdle rate will apply from and after October 1, 2011 and will continue to apply until an IPO of the Company.

Although the hurdle rate will continue to be calculated at a rate of 1.5% under the Amended Advisory Agreement, the revised method of determining the hurdle rate is generally expected to result in a lower hurdle rate during quarters in which the Company is building its asset base, which in turn may result in an increase in the amount of Income Incentive Fee payable to the Adviser during such quarters.  Conversely, this formulation is generally expected to result in a higher hurdle rate in quarters that the Company’s net assets decrease, including during any wind-down period of the Company, which in turn may result in a decrease in the amount of Income Incentive Fee payable to the Adviser during such quarters.

See the example below for a comparison of the hurdle calculation under the Current Advisory Agreement and the Amended Advisory Agreement.

Example (*)(**)

Assumptions:

•	Relevant period: Calendar quarter commencing April 1, 2012 (the “2nd Quarter”)
•	Hurdle Rate: 1.5% (1)
•	Value of the Company’s net assets as of March 31, 2012: $200 million

Alternative 1: No increase or decrease in the Company’s net assets as a result of capital draws or dividend distributions during the 2nd Quarter

Additional Assumptions:

•	Company does not draw any capital from its investors during the 2nd Quarter
•	Company does not make any distributions or pay any dividends to its investors during the 2nd Quarter
•	Value of the Company’s net assets of June 30, 2012: $200 million (2)

Alternative 1a: Current Advisory Agreement

Hurdle	= 1.5% of the Company’s net assets as of June 30, 2012
= 1.5% * $200 million
= $3.0 million

Under the Current Advisory Agreement, the Adviser will not be entitled to receive any Income Incentive Fee in respect of the 2nd Quarter unless pre-incentive fee net investment income during such quarter exceeds $3.0 million.

Alternative 1b: Amended Advisory Agreement

Hurdle	= 1.5% of the average daily Hurdle Calculation Value throughout the 2nd Quarter (3)
= 1.5% * $200 million
= $3.0 million

Under the Amended Advisory Agreement, the Adviser will not be entitled to receive any Income Incentive Fee in respect of the 2nd Quarter unless pre-incentive fee net investment income during such quarter exceeds $3.0 million.

Alternative 2: Increase in the Company’s net assets as a result of capital drawn from investors during the 2nd Quarter

Additional Assumptions:

•	Company draws $50 million from its investors on May 15, 2012
•	Company does not make any distributions or pay any dividends to its investors during the 2nd Quarter
•	Value of the Company’s net assets as of June 30, 2012: $250 million (2)

Alternative 2a: Current Advisory Agreement

Hurdle	= 1.5% of the Company’s net assets as of June 30, 2012
= 1.5% * $250 million
= $3.8 million

Under the Current Advisory Agreement, the Adviser will not be entitled to receive any Income Incentive Fee in respect of the 2nd Quarter unless pre-incentive fee net investment income during such quarter exceeds $3.8 million.

Alternative 2b: Amended Advisory Agreement

Hurdle	= 1.5% of the average daily Hurdle Calculation Value throughout the 2nd Quarter (3)
= 1.5% * $225.8 million
= $3.4 million

Under the Amended Advisory Agreement, the Adviser will not be entitled to receive any Income Incentive Fee in respect of the 2nd Quarter unless pre-incentive fee net investment income during such calendar quarter exceeds $3.4 million.

Alternative 3:  Decrease in the Company’s net assets as a result of dividend distribution during the 2nd Quarter

Additional Assumptions:

•	Company does not draw any capital from its investors during the 2nd Quarter
•	Company makes a $50 million dividend distribution to its investors on May 15, 2012
•	Value of the Company’s net assets of June 30, 2012: $150 million (2)

Alternative 3a: Current Advisory Agreement

Hurdle	= 1.5% of the Company’s net assets as of June 30, 2012
= 1.5% * $$150 million
= $2.3 million

Under the Current Advisory Agreement, the Adviser will not be entitled to receive any Income Incentive Fee in respect of the 2nd Quarter unless pre-incentive fee net investment income during such quarter exceeds $2.3 million.

Alternative 3b: Amended Advisory Agreement

Hurdle	= 1.5% of the average daily Hurdle Calculation Value throughout the 2nd Quarter (3)
= 1.5% * $174.2 million
= $2.6 million

Under the Amended Advisory Agreement, the Adviser will not be entitled to receive any Income Incentive Fee in respect of the 2nd Quarter unless pre-incentive fee net investment income during such quarter exceeds $2.6 million.
_________________

(*) This hypothetical example is included solely for the purpose of comparing the hurdle calculation under the Current Advisory Agreement and the Amended Advisory Agreement and does not reflect the Company’s current expectations, estimates or projections about the Company, its portfolio investments or future performance.
(**) This example assumes that no IPO of the Company’s common stock has occurred.
(1) Represents 6.0% annualized hurdle rate
(2) Assumes that the only changes to the value of the Company’s net assets since March 31, 2012 are those resulting from any capital drawn from the Company’s investors and/or any distributions by the Company as described in the relevant alternative
(3) Equals the average daily value throughout the 2nd Quarter of (i) the Company’s net assets of March 31, 2012 plus (ii) the aggregate amount of capital drawn from the Company’s investors since the beginning of the 2nd Quarter minus (iii) the aggregate amount of distributions made by the Company since the beginning of the 2nd Quarter

The following table compares the hurdle calculations provided in the three alternatives.

Alternative	Hurdle Under Current Advisory Agreement	Hurdle Under Amended Advisory Agreement
Alternative 1 – No increase or decrease in the Company’s net assets as a result of capital draws or dividend distributions during the 2nd Quarter	$3.0 million	$3.0 million
Alternative 2 – Increase in the Company’s net assets as a result of capital drawn from investors during the 2nd Quarter	$3.8 million	$3.4 million
Alternative 3 – Decrease in the Company’s net assets as a result of dividend distribution during the 2nd Quarter	$2.3 million	$2.6 million

Certain Directors and Officers of the Company

The following table lists the names of each director and officer of the Company who is also a member of the board of managers and/or an officer of the Adviser.  Because of their positions with the Adviser, these persons may be considered to have an interest in the Amended Advisory Agreement.

Name	Position(s) with the Company	Position(s) with the Adviser
Ronald Cami	Vice President	Vice President and Secretary
Joshua Easterly	Director, Chairman of the Board of Directors and Vice President	Vice President
David Reintjes	Chief Compliance Officer and Secretary	Chief Compliance Officer and Assistant Secretary
David Stiepleman	Vice President	Vice President
John Viola	Chief Financial Officer	Vice President and Treasurer
Alan Waxman	Vice President	Senior Vice President

In addition, Michael Fishman, who serves as a director and the Chief Executive Officer of the Company, and Alan Kirshenbaum, who serves as a Vice President of the Company, are also employed by affiliates of the Adviser.

Approval of the Amended Advisory Agreement by the Board of Directors and Stockholders

In accordance with Sections 15(a) and 15(c) of the Investment Company Act of 1940, on December 7, 2011, the Board of Directors met in person to vote on the approval of the Amended Advisory Agreement.  Prior to voting, the Board of Directors reviewed the Amended Advisory Agreement and the related information prepared by management, focusing in particular on:

(a)	the nature, quality and extent of the advisory and other services to be provided to the Company by the Adviser;

(b)	the investment performance of the Company and the Adviser;

(c)
the extent to which economies of scale would be realized as the Company grows, and whether the fees payable under the Amended Advisory Agreement reflect these economies of scale for the benefit of the Company’s stockholders;

(d)	comparative data with respect to advisory fees or similar expenses paid by other business development companies (“BDCs”) with similar investment objectives;

(e)	the Company’s projected operating expenses and expense ratio compared to BDCs with similar investment objectives;

(f)	existing and potential sources of indirect income to the Adviser from its relationship with the Company and the profitability of those income sources;

(g)	information about the services to be performed and the personnel performing such services under the Amended Advisory Agreement;

(h)	the organizational capability and financial condition of the Adviser and its affiliates; and

(i)	the possibility of obtaining similar services from other third party service providers or through an internally managed structure.

Based on the information reviewed and its discussions, the Board of Directors, including a majority of the directors who are not parties to the Amended Advisory Agreement or “interested persons” of the Company or the Adviser (as defined under the Investment Company Act of 1940, as amended), concluded that the revised method of determining the hurdle rate was reasonable in relation to the services to be provided and that the Amended Advisory Agreement is fair to, and in the best interests of, the Company and its stockholders.  As a result, the Board of Directors resolved to approve the Amended Advisory Agreement and recommend approval of the Amended Advisory Agreement by the stockholders of the Company.

On December 12, 2011, following the Board of Directors’ approval of the Amended Advisory Agreement, stockholders of the Company, who collectively owned approximately 55% of the shares of Common Stock outstanding as of that date, approved the Amended Advisory Agreement by written consent.   Pursuant to Section 213 of the Delaware General Corporation Law, because no record date was fixed by the Board of Directors, the record date for determination of holders of Common Stock of the Company who were entitled to vote on the Amended Advisory Agreement is December 7, 2011, the first date on which a signed written consent was delivered to the Company.

Effectiveness of the Amended Advisory Agreement

In accordance with Rule 14c-2 of the Securities and Exchange Act of 1934, as amended, the Amended Advisory Agreement shall become effective twenty calendar days after the date on which this information statement is made duly available to the stockholders of the Company.  Under the terms of the Amended Advisory Agreement, the revised method of calculating the hurdle rate will apply retroactively as of October 1, 2011 and will continue to apply until an IPO.

No Further Action Required by Stockholders

No further action by any other stockholder is required in connection with the approval of the Amended Advisory Agreement.  As a result, the Company has not and will not be soliciting your vote for the approval of the Amended Advisory Agreement and does not intend to call a stockholders meeting for purposes of voting on the Amended Advisory Agreement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of December 7, 2011 and December 16, 2011, respectively, with respect to shares of our Common Stock beneficially owned by each of our directors and named executive officers, all of our directors and executive officers as a group and each person we believe to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock as of such date. Except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and investment power with respect to shares beneficially owned by such stockholder.  On December 2, 2011, we delivered a capital drawdown notice to certain of our investors in an aggregate amount of $52.5 million, for which we issued 53,146 additional shares of our Common Stock on or around December 15, 2011.  Although the shares of Common Stock that were issued as a result of the December 2, 2011 capital call are considered to be beneficially owned as of such date under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, such shares were not outstanding as of December 7, 2011, and therefore, were not entitled to votes in respect of the approval of the Amended Advisory Agreement. On December 16, 2011, we delivered an additional capital drawdown notice to certain of our investors in an aggregate amount of $12.5 million, for which we will issue 12,734 additional shares of our Common Stock on or around December 30, 2011.  The shares of Common Stock that were issued as a result of the December 16, 2011 capital call were not entitled to votes in respect of the approval of the Amended Advisory Agreement.

Name of Individual or Identity of Group	Number of Shares of Common Stock entitled to vote on December 7, 2011	Percent of Common Stock entitled to vote on December 7, 2011	Number of Shares of Common Stock beneficially owned as of December 7, 2011 (1)	Percent of Common Stock beneficially owned as of December 7, 2011	Number of Shares of Common Stock beneficially owned as of December 16, 2011	Percent of Common Stock beneficially owned as of December 16, 2011
Directors and Executive Officers:
Richard Higginbotham (2)	0	0.0%	0	0.0%	0	0.0%
John Ross (3)	0	0.0%	0	0.0%	0	0.0%
Ronald Tanemura (4)	0	0.0%	0	0.0%	0	0.0%
Ronald Cami (5)	0	0.0%	0	0.0%	0	0.0%
David Reintjes (6)	0	0.0%	0	0.0%	0	0.0%
David Stiepleman (7)	13.6	0.0%	13.6	0.0%	14.6	0.0%
John Viola (8)	47.5	0.0%	47.5	0.0%	51.2	0.0%
Joshua Easterly (9)	33.9	0.0%	33.9	0.0%	36.5	0.0%
Alan Waxman (13)	7,402	6.7%	7,402	4.5%	7,975	4.5%
Michael Fishman (10)	135.7	0.1%	135.7	0.1%	146.2	0.1%
Alan Kirshenbaum (11)	0	0.0%	0	0.0%	0	0.0%
All officers and directors as a group	7,632.7	6.9%	7,632.7	4.7%	8,223.5	4.7%
Five Percent Stockholders:
Universities Superannuation Scheme Ltd. (12)	20,374	18.4%	20,374	12.4%	21,952	12.4%
TPG Funds (13)	7,403	6.7%	9,528	5.8%	10,267	5.8%
State of New Jersey Common Pension Fund B (14)	27,167	24.5%	27,167	16.6%	29,271	16.6%
Oregon Public Employees Retirement Fund	13,582	12.3%	13,582	8.3%	14,634	8.3%
MSSB TPG Specialty Lending Onshore Feeder Fund (15)	12,539	11.3%	31,056	19.0%	33,481	19.0%
M4 Family Investments	6,782	6.1%	6,782	4.1%	7,308	4.1%
State Teachers Retirement System of Ohio	0	0.0%	13,408	8.2%	14,460	8.2%

(1)  For purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares of Common Stock as of a given date which such person has voting power, investment power or has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person (except in the case of directors and executive officers as a group). Except as otherwise noted, each beneficial owner of more than five percent of our Common Stock and each director and executive officer has sole voting and investment power over the shares reported.

(2)  Based on a Form 3 filed by Mr. Higginbotham on March 15, 2011.

(3)  Based on a Form 3 filed by Mr. Ross on March 15, 2011.

(4)  Based on a Form 3 filed by Mr. Tanemura on March 15, 2011.

(5)  Based on a Form 3 filed by Mr. Cami on March 15, 2011.  Mr. Cami is a partner of TPG Capital, L.P., which is affiliated with Tarrant and Group Advisors. Mr. Cami disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.

(6)  Based on a Form 3 filed by Mr. Reintjes on March 15, 2011.  Mr. Reintjes is the Chief Compliance Officer of TPG Capital, L.P., which is affiliated with Tarrant and Group Advisors. Mr. Reintjes disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.

(7)  Based on Forms 4 filed by Mr. Stiepleman on August 3, 2011 and December 20, 2011, respectively.  Mr. Stiepleman is a Managing Director of TPG Opportunities Partners, L.P., which is affiliated with Tarrant and Group Advisors. Mr. Stiepleman disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.

(8)  Based on Forms 4  filed by Mr. Viola on August 3, 2011 and December 20, 2011, respectively.  Mr. Viola is a partner of TPG Capital, L.P., which is affiliated with Tarrant and Group Advisors. Mr. Viola disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.

(9)  Based on Forms 4  filed by Mr. Easterly on August 3, 2011 and December 20, 2011, respectively.  Mr. Easterly is Managing Director of TPG Opportunities Partners, L.P., which is affiliated with Tarrant and Group Advisors. Mr. Easterly disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.

(10)  Based on Forms 4 filed by Mr. Fishman on August 3, 2011 and December 20, 2011, respectively.  Mr. Fishman is employed by an affiliate of TSL Advisers, which is affiliated with Tarrant and Group Advisors. Mr. Fishman disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.

(11)  Based on a Form 3 filed by Mr. Kirshenbaum on November 18, 2011.  Mr. Kirshenbaum is the Chief Financial Officer of TPG Opportunities Partners, L.P., which is affiliated with Tarrant and Group Advisors.  Mr. Easterly disclaims beneficial ownership of the shares that are or may be beneficially owned by Tarrant, Group Advisors or any of its affiliates.

(12)  Based on Schedule 13D/As filed by Universities Superannuation Scheme Ltd. on August 5, 2011 and December 20, 2011, respectively.

(13)  Based on Schedule 13D/As filed by TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”), Tarrant Capital Advisors, Inc., a Delaware corporation (“Tarrant Capital”) and Messrs. David Bonderman, James G. Coulter and Alan Waxman on December 5, 2011 and December 20, 2011, respectively, the Common Stock beneficially owned by the TPG Funds (as defined below) reflect an aggregate (a) voting power on December 7, 2011 of (i) 7,402 shares of Common Stock held by TSL Advisers, LLC, a Delaware limited liability company (“TSL Advisers”), and (ii) 1 share of Common Stock  owned by Tarrant Advisers, Inc., a Delaware corporation (“Tarrant”), (b) beneficial ownership as of December 7, 2011 of (i) 7,402 shares of Common Stock  held by TSL Advisers, (ii) 2,125 shares of Common Stock  held by TSL FOF, L.P., a Delaware limited partnership (“TSL FOF” and, together with TSL Advisors and Tarrant, the “TPG Funds”), and (iii) 1 share of Common Stock held by Tarrant, and (c) beneficial ownership as of December 16, 2011 of (i) 7,975 shares of Common Stock (the “TSL Shares”) held by TSL Advisers, (ii) 2,291 shares of Common Stock (the “TSL FOF Shares”) held by TSL FOF, and (iii) 1 share of Common Stock held by Tarrant.

Group Advisors is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which is the sole member of TPG Holdings II-A, LLC, a Delaware limited liability company, which is the general partner of TPG Holdings II, L.P. (“Holdings II”), a Delaware limited partnership, which is a member of TSL Advisers.  Because of the relationship between Holdings II and TSL Advisers, Group Advisors may be deemed to beneficially own the TSL Shares.

Tarrant Capital is the sole stockholder of Tarrant, which is the general partner of TSL Equity Partners, L.P., a Delaware limited partnership (“Equity Partners”), which is a member of TSL Advisers.  Because of the investment by Equity Partners in TSL Advisers, Tarrant Capital may be deemed to beneficially own 5,781 shares of the TSL Shares (the “Tarrant TSL Shares”).  Tarrant is also the general partner of TSL FOF.  Because of the relationship between Tarrant and TSL FOF, Tarrant Capital may be deemed to beneficially own the TSL FOF Shares.  In addition, Tarrant directly holds 1 share of Common Stock of the Company (the “Tarrant Share” and, together with the Tarrant TSL Shares and the TSL FOF Shares, the “Tarrant Shares”).

Messrs. Bonderman and Coulter are the directors, officers and sole stockholders of each of Tarrant Capital and Group Advisors.  Because of the relationship of Messrs. Bonderman and Coulter to Tarrant Capital and Group Advisors, each of Messrs. Bonderman and Coulter may be deemed to beneficially own the TSL Shares and the Tarrant Shares.  Messrs. Bonderman and Coulter disclaim beneficial ownership of the TSL Shares and the Tarrant Shares except to the extent of their pecuniary interest therein.  Because Mr. Waxman is a member of the board of managers of TSL Advisers, he may be deemed to beneficially own the TSL Shares.  Mr. Waxman disclaims beneficial ownership of the TSL Shares except to the extent of his pecuniary interest therein.

(14)  Based on a Schedule 13D/A filed by the State of New Jersey Common Pension Fund B on December 7, 2011.

(15)  Based on Forms 4 filed by MSSB TPG Specialty Lending Onshore Feeder Fund on December 6, 2011 and December 20, 2011, respectively.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one information statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders.  The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement is delivered.  A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the information statement by contacting the Company at the address or telephone number set forth below:

TPG Specialty Lending, Inc.
301 Commerce Street
Suite 3300
Fort Worth, Texas  76102
Attention:  General Counsel
Telephone:  (817) 871-4000

Annex A

AMENDED AND RESTATED

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

BETWEEN

TPG SPECIALTY LENDING, INC.

AND

TSL ADVISERS, LLC

This Agreement (the “Agreement”) is made as of ~~April 15,~~ December 12, 2011, by and between TPG SPECIALTY LENDING, INC., a Delaware corporation (the “Company”), and TSL ADVISERS, LLC, a Delaware limited liability company (the “Adviser”), amending and restating, in its entirety the initial investment advisory and management agreement, dated as of April 15, 2011, by and between the Company and the Adviser (the “Initial Agreement”).

WHEREAS, the Company is a closed-end management investment company that ~~intends to elect~~has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “Investment Company Act”);

WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940 (the “Advisers Act”); ~~and~~

WHEREAS, the Company ~~desires to retain~~retained the Adviser to furnish investment advisory services to the Company ~~on~~pursuant to the terms and conditions set forth in the Initial Agreement; and

WHEREAS, the Company and the Adviser wish to amend and restate the Initial Agreement in its entirety pursuant to the terms and conditions hereinafter set forth~~, and the Adviser desires to be retained to provide such services~~.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Adviser

(a) The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s registration statement on Form 10 (File No. 000-54245) initially filed on January 14, 2011 (and as the same shall be amended from time to time, the “Registration Statement”), and prior to the filing of the Company’s Registration Statement, in accordance with the investment objective, policies and restrictions that are set forth in the Company’s private placement memorandum dated April 2011; (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws as the same shall be amended from time to time; and (iii) in accordance with the Investment Company Act.  Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement: (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify/source, research, evaluate and negotiate the structure of the investments made by the Company; (iii) close and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) use reasonable endeavors to ensure that the Company’s investments consist mainly of shares, securities or currencies (or derivative contracts relating thereto), which for the avoidance of doubt may include loans, notes and other evidences of indebtedness; (vi) perform due diligence on prospective portfolio companies; and (vii) provide the Company with such other investment advisory, research, and related services as the Company may, from time to time, reasonably require for the investment of its funds, including providing operating and managerial assistance to the Company and its portfolio companies as required.  Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company.  In the event that the Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board.  If it is necessary or appropriate for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder.  Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company.  The Company shall be responsible for any compensation payable to any Sub-Adviser.  Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

(d) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request.  The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

(f)            The Adviser shall be primarily responsible for the execution of any trades in securities in the Company’s portfolio and the Company’s allocation of brokerage commissions.

2.	Company’s Responsibilities and Expenses Payable by the Company

(a) Except as otherwise provided herein or in the Administration Agreement, the Adviser shall be solely responsible for the compensation of its investment professionals and employees and all overhead expenses of the Adviser (including rent, office equipment and utilities).  The Company will bear all other costs and expenses of its operations, administration and transactions, including (without limitation) those relating to: organizational expenses (up to an aggregate of $1,500,000, it being understood and agreed that the Adviser shall bear all organizational expenses of the Company in excess of such amount); calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); expenses, including travel expense, incurred by the Adviser or payable to third parties performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights; sales and purchases of the Company’s common stock and other securities; fees paid to the Adviser under this Agreement; distributions on the Company’s shares; administration fees, if any, payable under the Administration Agreement between the Company and TSL Advisers, LLC (the “Administrator”); debt service and other costs of borrowings or other financing arrangements; the allocated costs incurred by the Adviser in providing managerial assistance to those portfolio companies that request it; amounts payable to third parties relating to, or associated with, making or holding investments; transfer agent and custodial fees; costs of hedging; commissions and other compensation payable to brokers or dealers; registration fees; listing fees; federal, state and local taxes; independent director fees and expenses; costs of preparing and filing reports or other documents required by the Securities and Exchange Commission and other reporting and compliance costs; the costs of any reports, proxy statements or other notices to the Company’s stockholders, including printing and mailing costs, and the costs of any stockholders’ meetings, as well as the compensation of an investor relations professional responsible for the coordination and administration of the foregoing; the Company’s fidelity bond; directors and officers/errors and omissions liability insurance, and any other insurance premiums; indemnification payments; direct costs and expenses of administration, including audit and legal costs; and all other expenses reasonably incurred by the Company in connection with making investments and administering the Company’s business.  Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to the Company’s Chief Compliance Officer and Chief Financial Officer (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company).  For the avoidance of doubt, the Adviser shall be solely responsible for any placement or “finder’s” fees payable to placement agents engaged by the Company or its affiliates in connection with the offering of securities by the Company.

3.	Compensation of the Adviser

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth.  The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.  To the extent permitted by applicable law, the Adviser may elect, or the Company may adopt, a deferred compensation plan pursuant to which the Adviser may elect to defer all or a portion of its fees hereunder for a specified period of time.

(a) The Management Fee shall be calculated at an annual rate of 1.5% of the Company’s gross assets.  For services rendered under this Agreement, the Management Fee will be payable quarterly in arrears.  The Management Fee will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.1  Management Fees for any partial month or quarter1 will be appropriately prorated.

(b) The Incentive Fee shall consist of two parts, as follows:

(i)
One part will be calculated and payable quarterly in arrears based on the pre-Incentive Fee net investment income for the immediately preceding calendar quarter.  For this purpose, pre-Incentive Fee net investment income means dividends (including reinvested dividends), interest and fee income accrued by the Company during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Management Fee, expenses payable under the Administration Agreement to the Administrator, and any interest expense and dividends paid on any issued and outstanding preferred stock, but

_________________________________
1 For each of the first two calendar quarters of the Company’s operations, the Management Fee shall be calculated based on the Company’s gross assets at the end of such calendar quarter, and appropriately adjusted for any share issuances or repurchases during such calendar quarter.

excluding the Incentive Fee).  Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash.  Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.  ~~Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.5% per quarter (6% annualized).  The Company’s net investment income used to calculate this part of the Incentive Fee is also included in the amount of its gross assets used to calculate the 1.5% Management Fee.~~

Prior to any initial public offering (“IPO”) of the Company’s common stock that may occur, pre-Incentive Fee net investment income, expressed as a rate of return on the average daily Hurdle Calculation Value (as defined below) throughout the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.5% per quarter (6% annualized).  “Hurdle Calculation Value” means, on any given day, the sum of (x) the value of the Company’s net assets as of the end of the calendar quarter immediately preceding such day plus (y) the aggregate amount of capital drawn from investors (or reinvested in the Company pursuant to the Company’s dividend reinvestment plan) from the beginning of the current quarter to such day minus (z) the aggregate amount of distributions (including share repurchases) made by the Company from the beginning of the current quarter to such day (but only to the extent such distributions were not declared and accounted for on the books and records of the Company in a previous quarter).

Following any IPO of the Company’s common stock that may occur, pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.5% per quarter (6% annualized).

The Company’s net investment income used to calculate this part of the Incentive Fee is also included in the amount of its gross assets used to calculate the 1.5% Management Fee.

The Company will pay the Adviser an Incentive Fee with respect to the Company’s pre-Incentive Fee net investment income in each calendar quarter as follows:

•
With the exception of the Capital Gains Fee (as defined and discussed in greater detail below), no Incentive Fee is payable to the Adviser in any calendar quarter in which the Company’s pre-Incentive Fee net investment income does not exceed the hurdle rate of 1.5% for such quarter.

•
Following any ~~initial public offering (“~~IPO~~”)~~ of the Company’s common stock that may occur, 100% of the Company’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate is payable to the Adviser until the Adviser has received 17.5% of the total pre-Incentive Fee net investment income for that fiscal quarter.  The Company refers to this portion of the Company’s pre-Incentive Fee Net Investment Income as the “catch-up.”

Prior to any IPO of the Company’s common stock that may occur, 100% of the Company’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate is payable to the Adviser until the Adviser has received 15% of the total pre-Incentive Fee net investment income for that fiscal quarter.

•
Following any IPO of the Company’s common stock that may occur, once the hurdle is reached and the catch-up is achieved, 17.5% of all remaining pre-Incentive Fee net investment income for that fiscal quarter is payable to the Adviser.

Prior to any IPO of the Company’s common stock that may occur, once the hurdle is reached and the catch-up is achieved, 15% of all remaining pre-Incentive Fee net investment income for that fiscal quarter is payable to the Adviser.

•	These calculations will be appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.

(ii) Following any IPO of the Company’s common stock that may occur, the second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each fiscal year of the Company (or upon termination of this Agreement as set forth below), and will equal the Weighted Percentage (as defined below) of the Company’s realized capital gains, if any, on a cumulative basis from the inception of the Company to the end of such fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, minus the aggregate amount of any previously paid capital gain incentive fees for prior periods.  The Weighted Percentage is intended to ensure that, for each fiscal year following an IPO of the Company’s common stock, the portion of the Company’s realized capital gains that accrued prior to an IPO will be subject to an incentive fee rate of 15% and the portion of the Company’s realized capital gains that accrued following an IPO will be subject to an incentive fee rate of 17.5%, and is determined as follows:

“Weighted Percentage” means a percentage equal to the Pre-IPO Percentage plus the Post-IPO Percentage.

“Pre-IPO Percentage” means a percentage determined by multiplying 15% by a fraction, the numerator of which is the Pre-IPO Gain Amount and the denominator of which is the Total Gain Amount, rounded to the nearest one hundredth percent.

“Post-IPO Percentage” means a percentage determined by multiplying 17.5% by a fraction, the numerator of which is the Post-IPO Gain Amount and the denominator of which is the Total Gain Amount, rounded to the nearest one hundredth percent.

“Total Gain Amount” means, for any fiscal year, the aggregate dollar amount of the Company’s realized capital gains on a cumulative basis from the inception of the Company to the end of such fiscal year.

“Pre-IPO Gain Amount” means the aggregate dollar amount equal to sum of the following:

(A) In respect of each capital gain of the Company realized prior to the occurrence of any IPO, a dollar amount equal to 100% of such capital gain; and

(B) In respect of each capital gain of the Company realized following the occurrence of an IPO:

(I) In the event that the investment giving rise to such capital gain was made by the Company prior to the occurrence of an IPO, a dollar amount equal to the portion of such capital gain, if any, that had accrued on the books of the Company as of the date of any IPO (the “Marked Amount”); provided, however, if the Marked Amount for such capital gain exceeds the disposition proceeds realized in respect of the such capital gain, the dollar amount to be included in this paragraph (B)(I) in respect of such capital gain shall equal (x) the disposition proceeds realized in respect of such capital gain minus (y) the cost basis of such capital gain; or

(II) In the event that the investment giving rise to such capital gain was made by the Company following the occurrence of an IPO, zero.

“Post-IPO Gain Amount” means the aggregate dollar amount equal to the sum of the following:

(A)  In respect of each capital gain of the Company realized prior to the occurrence of an IPO, zero; and

(B) In respect of each capital gain of the Company realized following the occurrence of an IPO:

(I) In the event that the investment giving rise to such capital gain was made by the Company prior to the occurrence of an IPO, a dollar amount equal to (x) disposition proceeds realized in respect of such capital gain minus (y) the Marked Amount in respect of such capital gain; provided, however, if the Marked Amount for such capital gain exceeds the disposition proceeds realized in respect of such capital gain, the amount to be included in this paragraph (B)(I) in respect of such capital gain shall be zero; provided, further, if the investment giving rise to such capital gain was reflected as an unrealized capital loss on the books of the Company as of the date of an IPO, the dollar amount to be included in this paragraph (B)(I) shall equal 100% of such capital gain; or

(II) In the event that the investment giving rise to such capital gain was made by the Company following the occurrence of an IPO, a dollar amount equal to 100% of such capital gain.

Prior to any IPO of the Company’s common stock that may occur, the Capital Gains Fee will equal 15% of the Company’s realized capital gains, if any, on a cumulative basis from the inception of the Company to the end of such fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, minus the aggregate amount of any previously paid capital gain incentive fees for prior period; provided that the Capital Gains Fee determined as of December 31, 2011 will be calculated for a period of shorter than twelve calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from inception.  In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Fee.

Examples of Quarterly Incentive Fee Calculation:
Example 1: Income Related Portion of Incentive Fee (*) (**):
Alternative 1

Assumptions
Investment income (including interest, dividends, fees, etc.) = 2%
Hurdle rate (1) = 1.5%
Management fee (2) = 0.375%
Other expenses (legal, accounting, custodian, transfer agent, etc.) (3) = 0.20%
Pre-Incentive Fee net investment income
(investment income – (management fee + other expenses)) = 1.425%
Pre-incentive net investment income does not exceed hurdle rate, therefore there is no Incentive Fee.

Alternative 2
Assumptions
Investment income (including interest, dividends, fees, etc.) = 2.375%
Hurdle rate (1) = 1.5%
Management fee (2) = 0.375%
Other expenses (legal, accounting, custodian, transfer agent, etc.) (3) = 0.20%
Pre-Incentive Fee net investment income
(investment income – (management fee + other expenses)) = 1.8%
Incentive Fee = 100% × pre-Incentive Fee net investment income, subject to the “catch-up” (4)
= 100% × (1.8% – 1.5%)
= 0.3%

Alternative 3
Assumptions
Investment income (including interest, dividends, fees, etc.) = 3.5%
Hurdle rate (1) = 1.5%
Management fee (2) = 0.375%
Other expenses (legal, accounting, custodian, transfer agent, etc.) (3) = 0.20%
Pre-Incentive Fee net investment income
    (investment income – (management fee + other expenses)) = 2.925%
Incentive Fee = 17.5% × pre-Incentive Fee net investment income, subject to “catch-up” (4)
Incentive Fee = 100% × “catch-up” + (17.5% × (pre-Incentive Fee net investment income – 1.82%))
Catch-up = 1.82% – 1.5% =0.32%
Incentive Fee = (100% × 0.32%) + (17.5% × (2.925% – 1.82%))
= 0.32% + (17.5% × 1.105%)
= 0.32% + 0.193%
= 0.513%

(1)	Represents 6.0% annualized hurdle rate.

(2)	Represents 1.5% annualized management fee.
(3)	Excludes organizational and offering expenses.

(4)
The “catch-up” provision is intended to provide the Adviser with an Incentive Fee of 17.5% on all of the Company’s pre-Incentive Fee net investment income as if a hurdle rate did not apply when the Company’s net investment income exceeds 17.5% in any calendar quarter and is not applied once the Adviser has received 17.5% of investment income in a quarter.  The “catch-up” portion of the Company’s pre-Incentive Fee Net Investment Income is the portion that exceeds the 1.5% hurdle rate but is less than or equal to 1.82% in any fiscal quarter.

(*)	This example assumes that an IPO of the Company’s common stock has occurred.
(**)	The hypothetical amount of pre-Incentive Fee net investment income shown is based on a percentage of total net assets.

Example 2: Capital Gains Portion of Incentive Fee:
Assumptions

•
Year 1: $10 million investment made in Company A (“Investment A”), $10 million investment made in Company B (“Investment B”), $10 million investment made in Company C (“Investment C”), $10 million investment made in Company D (“Investment D”) and $10 million investment made in Company E (“Investment E”).

•
Year 2: Investment A sold for $20 million, fair market value (“FMV”) of Investment B determined to be $8 million, FMV of Investment C determined to be $12 million, and FMV of Investments D and E each determined to be $10 million.

•
Year 3: IPO of the Company occurs. At IPO, FMV of Investment of B determined to be $8 million, FMV of  Investment C determined to be $14 million, FMV of Investment D determined to be $14 million and FMV of Investment E determined to be $16 million.

•
Year 4: $10 million investment made in Company F (“Investment F”), Investment D sold for $12 million, FMV of Investment B determined to be $10 million, FMV of Investment C determined to be $16 million and FMV of Investment E determined to be $14 million.

•	Year 5: Investment C sold for $20 million, FMV of Investment B determined to be $14 million, FMV of Investment E determined to be $10 million and FMV of Investment F determined to $12 million.
•	Year 6: Investment B sold for $16 million, FMV of Investment E determined to be $8 million and FMV of Investment F determined to be $15 million.
•	Year 7: Investment E sold for $8 million and FMV of Investment F determined to be $17 million.
•	Year 8: Investment F sold for $18 million.

These assumptions are summarized in the following chart:

	Investment A	Investment B	Investment C	Investment D	Investment E	Investment F	Cumulative Unrealized Capital Depreciation	Cumulative Realized Capital Losses	Cumulative Realized Capital Gains
Year 1	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	$10 million (cost basis)	--	--	--	--
Year 2	$20 million (sale price)	$8 million FMV	$12 million FMV	$10 million FMV	$10 million FMV	--	$2 million	--	$10 million
Year 3 (IPO)	--	$8 million FMV at IPO	$14 million FMV at IPO	$14 million FMV at IPO	$16 million FMV at IPO	--	$2 million	--	$10 million
Year 4	--	$10 million FMV	$16 million FMV	$12 million (sale price)	$14 million FMV	$10 million (cost basis)	--	--	$12 million
Year 5	--	$14 million FMV	$20 million (sale price)	--	$10 million FMV	$12 million FMV	--	--	$22 million
Year 6	--	$16 million (sale price)	--	--	$8 million FMV	$15 million FMV	$2 million	--	$28 million
Year 7	--	--	--	--	$8 million (sale price)	$17 million FMV	--	$2 million	$28 million
Year 8	--	--	--	--	--	$18 million (sale price)	--	$2 million	$36 million

The capital gains portion of the Incentive Fee would be:

•	Year 1: None
•	Year 2: Capital gains Incentive Fee = 15% multiplied by ($10 million realized capital gains on sale of Investment A less $2 million cumulative capital depreciation) = $1.2 million
•
Year 3:
Capital Gains Incentive Fee = (Weighted Percentage multiplied by ($10 million cumulative realized capital gains less $2 million cumulative capital depreciation)) less $1.2 million cumulative Capital Gains Fee previously paid = $1.2 million less $1.2 million = $0.00

Weighted Percentage = (15% multiplied by ($10 million Pre-IPO Gain Amount divided by $10 million Total Gain Amount )) plus (17.5% multiplied by ($0 Post-IPO Gain Amount divided by $10 million Total Gain Amount)) = 15%

•
Year 4:
Capital Gains Fee = (Weighted Percentage multiplied by ($12 million cumulative realized capital gains)) less $1.2 million cumulative Capital Gains Fee previously paid = $1.8 million less $1.2 million = $0.6 million

Weighted Percentage = (15% multiplied by ($12 million Pre-IPO Gain Amount divided by $12 million Total Gain Amount)) plus (17.5% multiplied by ($0 Post-IPO Gain Amount divided by $10 million Total Gain Amount)) = 15%

•
Year 5:
Capital Gains Fee = (Weighted Percentage multiplied by ($22 million cumulative realized capital gains)) less $1.8million cumulative Capital Gains Fee previously paid = $3.45 million less $1.8 million = $1.65 million

Weighted Percentage = (15% multiplied by ($16 million Pre-IPO Gain Amount divided by $22 million Total Gain Amount)) plus (17.5% multiplied by ($6 Post-IPO Gain Amount divided by $22 million Total Gain Amount)) = 15.68%

•
Year 6:
Capital Gains Fee = (Weighted Percentage multiplied by ($28 million cumulative realized capital gains less $2 million cumulative capital depreciation)) less $3.45 million cumulative Capital Gains Fee previously paid  = $4.18 million less $3.45 million = $0.73 million

Weighted Percentage = (15% multiplied by ($16 million Pre-IPO Gain Amount divided by $28 million Total Gain Amount)) plus (17.5% multiplied by ($12 Post-IPO Gain Amount divided by $28 million Total Gain Amount)) = 16.07%

•
Year 7:
Capital Gains Fee = (Weighted Percentage multiplied by ($28 million cumulative realized capital gains less $2 million cumulative realized capital losses)) less $4.18 million cumulative Capital Gains Fee previously paid  = $4.18 million less $4.18 million = $0.00

Weighted Percentage = (15% multiplied by ($16 million Pre-IPO Gain Amount divided by $28 million Total Gain Amount)) plus (17.5% multiplied by ($12 Post-IPO Gain Amount divided by $28 million Total Gain Amount)) = 16.07%

•
Year 8:
Capital Gains Fee = (Weighted Percentage multiplied by ($36 million cumulative realized capital gains less $2 million cumulative realized capital losses)) less $4.18 million cumulative Capital Gains Fee previously paid  = $5.57 million less $4.18 million = $1.39 million

Weighted Percentage = (15% multiplied by ($16 million Pre-IPO Gain Amount divided by $36 million Total Gain Amount)) plus (17.5% multiplied by ($18 Post-IPO Gain Amount divided by $36 million Total Gain Amount)) = 16.39%

                 (c)  Prior to any IPO of the Company’s common stock that may occur, the Adviser shall waive its right to receive the Management Fee in excess of the sum of (i) 0.25% of aggregate committed but undrawn capital and (ii) 0.75% of aggregate drawn capital (including capital drawn to pay Company expenses) during any period.  The fee waiver shall terminate if and when the Company makes an IPO of its common stock.

(d)  Any transaction, loan origination, advisory or similar fees (“Transaction Fees”) received in connection with the Company’s activities or the Adviser’s activities as they relate to the Company shall be the property of the Company.  The parties agree that any Transaction Fees paid to the members, managers, partners or employees of the Company, the Adviser or their respective affiliates in connection with the Company’s activities or the Adviser’s activities as they relate to the Company shall be promptly remitted to the Company; provided, however, Transaction Fees received in respect of an investment opportunity in which the Company and one or more entities (including affiliates of the Adviser) participate shall be allocated to each of the Company and such entities pro rata in accordance with their respective investments or proposed investments in such investment opportunity.

(e)  Notwithstanding anything to the contrary contained in this Agreement, the Company and the Adviser acknowledge and agree that the provisions of this Section 3 shall be of no force and effect unless and until this Agreement has been approved by the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act (the “Approval Date”).  For the avoidance of doubt, the Adviser shall receive no compensation with respect to services provided hereunder prior to the Approval Date.

4.	Covenants of the Adviser

The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	Excess Brokerage Commissions

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6.	Investment Team

The Adviser shall manage the Company’s portfolio through a team of investment professionals (the “Investment Team”) dedicated primarily to the Company’s business, in cooperation with the Company’s Chief Executive Officer.  The Investment Team shall be comprised of senior personnel of the Adviser, supported by and with access to the investment professionals, analytical capabilities and support personnel of the Company and TPG Capital, L.P.

7.	Limitations on the Employment of the Adviser

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law).  So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements at set forth herein.  The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder.  It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

8.	Responsibility of Dual Directors, Officers and/or Employees

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

9.	Conflicts of Interest

The Adviser agrees that it shall submit to the Board a description of any potential or actual conflict of interest that the Adviser determines to be material in any transaction or relationship between the Company and any entity controlled by it, on the one hand, and the Adviser or any of its affiliates or their respective employees, partners, members, officers or directors, on the other hand; provided, however, that any transaction that is (i) conducted on an arm’s length basis and generates Transaction Fees one hundred percent (100%) of which are paid or remitted to the Company in accordance with Section 3(d) or (ii) made pursuant to an exemptive order obtained by the Company or the Adviser under the Investment Company Act shall not, in either case, constitute a conflict of interest for the purposes of this Section 9.  Any transaction or relationship required to be submitted to the Board pursuant to the previous sentence shall promptly be reviewed and approved or disapproved by the Board, and the Adviser shall supply the Board with all information and data reasonably requested by the Board to enable it to reach an informed decision with respect thereto.

10.	Limitation of Liability of the Adviser; Indemnification

The Adviser (and its members, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services).  As permitted by Article VIII of the Certificate of Incorporation, the Company shall, to the fullest extent permitted by law, provide indemnification and the right to the advancement of expenses, to each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a member, manager, officer, employee, agent, controlling person or any other person or entity affiliated with the Adviser, including without limitation the Administrator, or is or was a member of the Adviser’s Investment Review Committee (each such person hereinafter an “Indemnitee”), on the same general terms set forth in Article VIII of the Certificate of Incorporation, the terms of which are incorporated herein mutatis mutandi as applied to the Indemnitees.

11.	Effectiveness, Duration and Termination of Agreement

(a) This Agreement shall become effective as of the first date above written~~.~~; provided, however, that the provisions of Section 3 of this Agreement shall be effective as of October 1, 2011.  This Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Company’s directors or by the Adviser.  The provisions of Section 10 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.  Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration, and Section 10 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b) This Agreement shall continue in effect for two years from the date hereof, or to the extent consistent with the requirements of the Investment Company Act, from the date of the Company’s election to be regulated as a BDC under the Investment Company Act, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(c) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

12.	Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

13.	Amendments

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

14.	Entire Agreement; Governing Law

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.  This Agreement shall be construed in accordance with the laws of the State of Delaware and in accordance with the applicable provisions of the Investment Company Act.  In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

TPG SPECIALTY LENDING, INC.

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TSL ADVISERS, LLC

By:	/s/ David C. Reintjes
Name: David C. Reintjes
Title: Chief Compliance Officer